UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Mountain National Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Mountain National Bancshares, Inc.
300 E. Main Street
Sevierville, Tennessee 37862
(865) 428-7990
April 6, 2010
Dear Shareholder:
In connection with the Annual Meeting of Shareholders of Mountain National Bancshares, Inc. to be held May 18, 2010, we enclose a Notice of Annual Meeting of Shareholders, a proxy statement, and a form of proxy.
You are being asked (1) to elect three Class I directors for three year terms and until their successors are duly elected and qualified; (2) to approve an amendment to the Company’s Charter to authorize a class of blank check preferred stock, consisting of one million (1,000,000) authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors; (3) to ratify the appointment of the Company’s independent registered public accounting firm; and (4) to transact such other or future business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Information about these matters is contained in the attached proxy statement.
You are invited to attend the Annual Meeting of Shareholders in person. We would appreciate your completing the enclosed proxy card so that your shares can be voted in the event that you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your proxy may be revoked and you may vote in person. We urge you to return your proxy card in the enclosed, postage paid envelope as soon as possible.

Sincerely,

Dwight B. Grizzell
President and Chief Executive Officer

Mountain National Bancshares, Inc.
300 E. Main Street
Sevierville, Tennessee 37862
(865) 428-7990

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, MAY 18, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Mountain National Bancshares, Inc., a Tennessee corporation (the “Company”), will be held on Tuesday, May 18, 2010, at 10:00 a.m., local time, at the Company’s operations center located at 2025 Red Bank Road, Sevierville, Tennessee 37876 for the following purposes:
(1)	To elect three Class I directors to hold office for a term of three (3) years and until their successors are duly elected and qualified;

(2)
To consider and act upon a proposal to amend the Company’s Charter to authorize a class of blank check preferred stock, consisting of one million (1,000,000) authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors;

(3)	To ratify the appointment of the Company’s independent registered public accounting firm; and

(4)	To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
Only shareholders of record at the close of business on April 5, 2010, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, sign, date and return the enclosed proxy in the accompanying envelope.

By Order of the Board of Directors,

BEVERLY J. BROSCH
Corporate Secretary
Sevierville, Tennessee
April 6, 2010
PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO MOUNTAIN NATIONAL BANCSHARES, INC. IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON BY WRITTEN BALLOT IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on May 18, 2010
Pursuant to rules promulgated by the Securities and Exchange Commission, we have provided access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2009 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
This proxy statement, the Company’s 2009 Annual Report and a proxy card are available at                     .
The Annual Meeting of Shareholders will be held May 18, 2010 at 10:00 a.m., local time, at the Company’s operations center located at 2025 Red Bank Road, Sevierville, Tennessee 37876. In order to obtain directions to attend the Annual Meeting of Shareholders, please call Beverly J. Brosch, our Corporate Secretary, at (865) 428-7990.
The Proposals to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in this proxy statement, are as follows:
(1) To elect three Class I directors to hold office for a term of three (3) years and until their successors are duly elected and qualified;
(2) To consider and act upon a proposal to amend the Company’s Charter to authorize a class of blank check preferred stock, consisting of one million (1,000,000) authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors;
(3) To ratify the appointment of the Company’s independent registered public accounting firm; and
(4) To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
Our Board of Directors recommends that you vote FOR the approval of each of the listed proposals.

Mountain National Bancshares, Inc.
300 E. Main Street
Sevierville, Tennessee 37862
(865) 428-7990

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2010

INTRODUCTION
General Information
This Proxy Statement is being furnished to the Shareholders of Mountain National Bancshares, Inc., a Tennessee corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors from record holders of the Company’s common stock, $1.00 par value per share, (the “Common Stock”) as of the close of business on April 5, 2010 for use at the 2010 Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, May 18, 2010, at the Company’s operations center located at 2025 Red Bank Road, Sevierville, Tennessee 37876 and at any and all adjournments or postponements thereof (the “Annual Meeting”). Unless the context otherwise requires, the term “Company” shall include the Company’s banking subsidiary, Mountain National Bank (the “Bank”).
The Annual Meeting is being held to consider and vote upon (1) the election of three Class I directors to serve for three (3) year terms; (2) the approval of an amendment to the Company’s Charter to authorize a class of blank check preferred stock, consisting of one million (1,000,000) authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors; (3) the ratification of the selection of the Company’s independent registered public accounting firm; and (4) such other matters as may properly come before the Annual Meeting. The Company’s Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement.
The Proxy Statement and Proxy are first being mailed on or about April 6, 2010 to Company shareholders of record as of the close of business on April 5, 2010 (the “Record Date”). A copy of the Company’s annual report to shareholders, which includes the Company’s Annual Report on Form 10-K accompanies this Proxy Statement.
Voting and Quorum Requirements
Only holders of record of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 2,631,611 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote for each share held on each of the matters to be voted upon at the Annual Meeting other than the election of directors for which a shareholder is entitled to the number of votes equal to the number of shares owned by such shareholder multiplied by the number of directors being elected. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting.

The directors shall be elected by a plurality of the votes cast in the election by the holders of Common Stock represented and entitled to vote at the Annual Meeting. Because the Company’s Charter provides for cumulative voting, the number of votes you may cast will be determined by multiplying the number of shares you held as of the Record Date by three, which is the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates. The enclosed proxy grants discretionary authority to the proxyholder for the exercise of cumulative voting rights. If you vote by proxy but do not indicate how you wish your vote to be distributed, your votes will be cast and cumulated in the proxyholder’s discretion, which may include voting for less than all nominees so as to elect the maximum number of the nominees named on the proxy, except that none of your votes will be cast for any nominee for whom you instruct your votes to be withheld.
The amendment to the Company’s Charter to authorize a class of blank check preferred stock, the ratification of the selection of the Company’s independent registered public accounting firm and any other matters submitted to the shareholders but not proposed in this Proxy Statement, will be approved if the number of votes cast in favor of each proposal exceed the number of votes cast against the proposal. The Board of Directors of the Company does not know of any other matters which will be presented for action at the Annual Meeting other than those proposed in this Proxy Statement, but the persons named in the proxy (who are directors and/or executive officers of the Company) intend to vote or act with respect to any other proposal which may be presented for action according to their best judgment.
Abstentions and “non-votes” are accounted as “present” in determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Unlike prior annual meetings, as a result of recent changes in the rules of the New York Stock Exchange, if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors, resulting in a broker non-vote. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on this matter. So long as a quorum is present, abstentions and “non-votes” will have no effect on the amendment to the Company’s Charter to authorize a class of blank check preferred stock, the ratification of the selection of the Company’s independent public accounting firm and any other proposal that properly comes before the Annual Meeting.

Solicitation and Revocability of Proxies
Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If a valid proxy is returned and no instructions are indicated, such shares of Common Stock will be voted “For” the election of all nominees for director named in this proxy statement whose terms expire at the Annual Meeting, with the total number of votes to be distributed subject to the proxyholder’s discretion, “For” approval of the charter amendment and “For” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.
A shareholder who has given a proxy may revoke it at any time prior to its exercise at the meeting by (i) executing and delivering a later dated proxy; (ii) delivering written notice of the revocation of the proxy to the Company prior to the Annual Meeting; or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not constitute a revocation of a proxy unless you also vote in person at the Annual Meeting. Any written notice revoking a proxy should be sent to: Mountain National Bancshares, Inc., 300 E. Main Street, Sevierville, Tennessee, 37862 Attention: Beverly J. Brosch, Corporate Secretary.
OUTSTANDING VOTING SECURITIES OF THE COMPANY
AND PRINCIPAL HOLDERS THEREOF
The Company is authorized to issue up to 10,000,000 shares of Common Stock. At April 5, 2010, the Company had 2,631,611 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only shareholders of record at the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

The following table sets forth certain information with respect to the beneficial ownership, as of the Record Date, of shares of Common Stock by (a) each of the Company’s directors, (b) the Company’s named executive officers, and (c) all directors and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. The Company is not aware of any person who beneficially owns more than five percent of the Company’s outstanding common stock other than James E. Bookstaff. Except as otherwise noted, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned (1)(2)		Common Stock

Directors:
James E. Bookstaff	151,262		5.75%
Dwight B. Grizzell (3)	67,211	(4)	2.54%
Gary A. Helton	94,182	(5)	3.58%
Charlie R. Johnson	49,574	(6)	1.88%
Sam L. Large	66,831	(7)	2.54%
Jeffrey J. Monson	69,620	(8)	2.65%
Linda N. Ogle	90,853	(9)	3.45%
Michael C. Ownby	30,378	(10)	1.15%
John M. Parker, Sr.	108,693	(11)	4.13%
Ruth A. Reams	38,235	(12)	1.45%

Named Executive Officers:
Michael L. Brown	7,352	(13)	0.28%
Grace D. McKinzie	34,171	(14)	1.30%
All Directors and executive officers as a group (12 persons) (15)	808,362		30.49%

(1)
Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power” which includes the power to vote or direct the voting of each security, or “investment power” which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.

(2)
The aggregate number of shares includes shares of Common Stock that the individual has the right to acquire on or before June 4, 2010, (60 days from April 5, 2010), through the exercise of options or warrants. The number of shares underlying options or warrants that may be exercised as of June 4, 2010, is as follows: (i) Mr. Grizzell — 19,532 shares; and (ii) all directors and executive officers as a group (12 persons) — 19,532 shares.

(3)	Mr. Grizzell also serves as the Company’s President and Chief Executive Officer.

(4)	Includes 4,064 shares held jointly with spouse, 380 shares held solely by spouse, 14,488 shares held in Mr. Grizzell’s IRA and 1,479 shares held by children.

(5)	Includes 4,689 shares held in Mr. Helton’s IRA.

(6)	Includes 123 shares held jointly with children, 1,805 shares held by children and 3,188 shares held in Mr. Johnson’s IRA.

(7)	Includes 40,463 shares held jointly with spouse and 26,368 shares held in Mr. Large’s IRA.

(8)
Includes 31,677 shares held by GCS Partnership, of which Mr. Monson holds a partnership interest, 5,788 shares held in Mr. Monson’s IRA, 3,264 shares held in spouse’s IRA account and 915 shares held jointly with spouse.

(9)	Includes 4,272 shares held in Ms. Ogle’s IRA.

(10)	Includes 555 shares held solely by spouse and 8,400 shares held in Mr. Ownby’s IRA.

(11)	Includes 101,806 shares held jointly with spouse and 6,885 shares held jointly with spouse and child.

(12)	Includes 4,410 shares held jointly with spouse, 9,236 shares held in Ms. Reams’ IRA account, 4,974 shares held in spouse’s IRA account and 5,096 shares held with grandchildren.

(13)	Includes 3,238 shares held in Mr. Brown’s IRA, 1,912 shares held in spouse’s IRA, 583 shares held solely by spouse and 252 shares held with children.

(14)	Includes 10,804 shares held in Ms. McKinzie’s IRA and 534 shares held solely by spouse. Includes 20,420 shares pledged as security.

(15)	The address for each of the above-named executive officers and directors is c/o Mountain National Bancshares, Inc., 300 Main Street, Sevierville, TN 37862
PROPOSAL # 1
ELECTION OF DIRECTORS
Action will be taken at the Annual Meeting for the election of three Class I directors, each of whom will serve for a three-year term and until their successors shall have been duly elected and qualified.
The Company’s bylaws provide that the Board of Directors shall consist of not less than five nor more than fifteen directors, with the exact number to be fixed by resolution of the Board of Directors or the shareholders from time to time and shall be divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. The board currently consists of ten members.

All shares represented by valid proxies, and not revoked before they are exercised will be voted in the manner specified therein. If a valid proxy is submitted but no vote is specified, the proxy will be voted “For” the election of all nominees for director named in this proxy, with the total number of votes to be distributed subject to the proxyholder’s discretion, which may include voting for less than all nominees so as to elect the maximum number of the nominees named on the proxy, except that none of your votes will be cast for any nominee for whom you instruct your votes to be withheld. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by the Company’s Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (three).
Nominees for the Board of Directors
The information describing the current position and prior business experience of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, public reporting company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company. Each of the three nominees as well as each of the continuing directors has served as a director of the Company since its inception in 2002 and as a director of the Bank since 1998.
The Board of Directors recommends a vote “For” the three nominees described below.
Class I Directors (Nominees for Election to the Board of Directors)
Gary A. Helton, age 49, has been the Owner and General Manager of Volunteer Chevrolet in Sevierville, Tennessee since its opening in May 1994. In addition, he is also involved in many real estate ventures, both commercial and residential. Mr. Helton is a member of the First Baptist Church in Sevierville and a lifelong resident of Sevier County. He graduated with a B.S. Degree in Business Management from Carson-Newman College in Jefferson City, Tennessee in 1982. He currently serves on the Board of Trustees at Carson-Newman College and serves on the Investment, Finance and Pension Committees. Mr. Helton has extensive experience as a successful small business owner and also provides the Board with expertise in matters relating to commercial and residential real estate matters.
Jeffrey J. Monson, age 55, retired from TRW, a global automotive supply manufacturer, during 2006 after 27 years in various engineering and management positions in six plant locations. Mr. Monson is a graduate of Purdue University with a Bachelor’s Degree in Mechanical Engineering and served as an Officer in Purdue’s Mechanical Engineering Honorary Society. He also received a Master’s Degree from Purdue’s Krannert Graduate School of Management. Mr. Monson attends First United Methodist Church in Sevierville. In the past, he has served as a member of the United Way of Sevier County Board of Directors and the Boys and Girls Club of the Smoky Mountains Board of Directors. Mr. Monson is a graduate of the Leadership Sevier Class of 2002 and is past President of the Sevier County High School Soccer Support Group. He is currently a member of the Holston United Methodist Home for Children Board of Trustees. Mr. Monson also has commercial/residential real estate interests in Greene and Sevier Counties in Tennessee. Mr. Monson’s engineering background and business experience allows him to bring to the Board a broad understanding of a number of industries in which many of the Company’s clients operate. He is also actively involved in a number of community activities in the Company’s market area.

Charlie R. Johnson, age 68, is the Owner of Johnson-Murrell and Associates, P.C., a law firm located in Sevierville, Tennessee, since 1976. His firm is involved primarily in business law, real estate and estate administration. Mr. Johnson was an elected member of the Board of Mayor and Alderman for the City of Sevierville from 1995 to 2003 and previously served as the Mayor of Sevierville from 1987 to 1995. Mr. Johnson serves as consulting attorney for Signature Title of Tennessee, LLC, a title and escrow closing company. He is an Owner and Vice-President of Oak Haven Resort, Inc., a log cabin rental and development company. Mr. Johnson is a member of the Walters State Community College Sevier County Campus Development Council and a member of the Board of Trustees at Walters State Community College and is a former member of the Advisors of the Department of Geography at the University of Tennessee. He is a Deacon and Trustee at the First Baptist Church of Sevierville, Tennessee. He graduated from Tennessee Technological University with a Bachelor’s Degree in Political Science and a Minor in Economics. He holds a Master’s Degree in Public Administration and a Doctorate of Jurisprudence from the University of Tennessee at Knoxville. Mr. Johnson’s over 30 years of legal practice in the Sevier County, Tennessee area, during which he has represented a broad array of corporate and municipal clients, contribute to the breadth and depth of experience on the Board through the inclusion of a member with an understanding of a broad range of legal and regulatory matters.
Class II Directors (Term to Expire at 2011 Annual Meeting of Shareholders)
Sam L. Large, age 57, has been a promoter of the Gatlinburg Craftsmen’s Fairs since 1988. Prior to that time, Mr. Large was Manager and Buyer for the Gatlinburg Craft Center and Manager of Brookside Village. Mr. Large is the Owner of S.L.L., Inc., a real estate and promotions firm, and Sam L. Large Construction. Mr. Large has an Associate Degree in Accounting and Computer Programming. He has served on the Boards of Directors of the Gatlinburg Convention and Visitors Bureau and the Gatlinburg Chamber of Commerce and has been President of both organizations. Mr. Large has extensive experience as a small business owner in the communities that the Company serves and is actively involved in a number of community activities in the Company’s market area.
Linda N. Ogle, age 64, has been President of Riverside Motor Lodge, Inc. and Riverside Towers, LLC for the past fourteen years. Ms. Ogle is involved in all aspects of the daily operations of her businesses and has served in numerous civic and professional capacities. She is currently a member of the Pigeon Forge United Methodist Church. Previously, she was a member of the Board of Directors for the Boys and Girls Club of the Smoky Mountains and past Chairperson for the Hotel Division of the United Way Campaign. She is currently Campaign Chairperson for Fort Sanders Sevier Hospital, and is a graduate of Leadership Sevier Class of 1998, Leadership Knoxville, and East Tennessee Regional Leadership. Ms. Ogle is also a member of the Board of Directors for the Fort Sanders Foundation, Friends of the Great Smoky Mountains, the Dr. Robert F. Thomas Foundation and Covenant Health and serves as Secretary for the Pigeon Forge Library. She also serves on the executive committee of Walters State Community College. Ms. Ogle has extensive experience as a successful small business owner and is actively involved in a number of community activities in the Company’s market area.

Michael C. Ownby, age 59, has been President of Ownby Insurance Service, Inc., an insurance agency in Sevierville, Tennessee, since 1973. He is also Chief Manager of MSP Enterprises LLC, which invests in various real estate ventures and stock investments. He is a 1973 graduate of the University of Tennessee with a B.S. in Business Administration. Mr. Ownby is a member of First Baptist Church in Sevierville, Tennessee where he has served as Sunday School Director, taught Sunday School, and has served on various committees of the church. He is a past member of the Sevierville Rotary Club. Mr. Ownby was previously a Director of the Sevierville Chamber of Commerce; a Director of the Dr. Robert F. Thomas Foundation; a member of the Sevier County Kiwanis Club; member of the Sevier County Jaycees; on the Board of Directors of the Insurors of Tennessee and on the Board of Directors of the Sevier County Chapter of the Salvation Army. Mr. Ownby’s experience provides the Board with critical experience in insurance matters. In addition, Mr. Ownby provides the Board with his financial expertise as a successful small business owner.
Class III Directors (Term to Expire at 2012 Annual Meeting of Shareholders)
James E. Bookstaff, age 67, is chief manager of Bookstaff, LLC, a management and consulting firm with emphasis in the tourism industry, located in Sevier County TN. Mr. Bookstaff and his wife, Suzann, have resided in Sevier county since 1971. He serves on several non-profit Christian Boards. He is a graduate of the Culinary Institute of America and Michigan State University. Mr. Bookstaff is a partner in a number of commercial and residential development projects. Mr. Bookstaff’s familiarity with the area’s tourism industry is useful to the Company’s Board. In addition, Mr. Bookstaff has small business management experience and an extensive network of contacts in the local business community.
Dwight B. Grizzell, age 59, is the President/CEO and Director of the Company and the Bank. Mr. Grizzell has 38 years of banking experience. Before becoming the Bank’s CEO, he served as Regional President of BankFirst for Sevier County from 1996 through 1997. Prior to that he was the President/CEO and Director of First National Bank of Gatlinburg. Mr. Grizzell began his career with Third National Bank in Nashville in 1972. Mr. Grizzell held numerous managerial and administrative positions with Third National Bank, First Security National Bank in Lexington, Kentucky and First National Bank of Gatlinburg in Tennessee. He has served in numerous civic and professional capacities and is a member of the Tennessee Bankers Association Board of Directors; serves on the TBA Government Relations Committee; and is State Director of the Indpendent Community Bankers Association. He is a member of the Leadership Sevier Class of 1998, and is a member of the Great Smoky Mountains Church of Christ. Mr. Grizzell’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank operates affords the Board valuable insight regarding the business and operation of the Bank. Mr. Grizzell’s knowledge of all aspects of the Company’s and the Bank’s business position him well to continue to serve as our President and Chief Executive Officer.

John M. Parker, Sr., age 62, is a native of East Tennessee. Since arriving in the Sevier and Jefferson County areas, he has participated in many business ventures including being one of the original founders of Smoky Mountain Knife Works in Sevierville, Tennessee. Mr. Parker has also been very involved in real estate development of several residential subdivisions in Sevier County and many surrounding counties contributing to the growth of these areas. Mr. Parker has extensive experience as a successful small business owner. In addition, Mr. Parker provides the Board with additional expertise in matters relating to commercial and consumer real estate matters.
Ruth A. Reams, age 70, is retired from Reams Drug Store where she assisted her husband in the operation of the family business for many years. She currently is serving as a Board Member on the Dr. Robert F. Thomas Foundation Board, is a member of the Pigeon Forge Library Board and the Pigeon Forge Lion’s Club, and is a graduate of Leadership Sevier Class of 2001. Ms. Reams has extensive experience as a successful small business owner and is actively involved in a number of community activities in the Company’s market area.
The Board has determined that each of the following directors is an “independent director” within the meaning of Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, LLC:

Gary A. Helton;	Mike Ownby;
Jeffrey J. Monson;	James E. Bookstaff;
Sam L. Large;	John M. Parker, Sr.; and
Linda N. Ogle;	Ruth Reams.
Charlie R. Johnson;
ADDITIONAL INFORMATION CONCERNING THE COMPANY’S
BOARD OF DIRECTORS AND COMMITTEES
Committees and Meetings of the Board of Directors
The Company’s and the Bank’s Board of Directors (which consist of the same members) held twelve (12) meetings during 2009. All directors attended at least 75% of the total number of meetings held by the Board of Directors and the committees on which such directors served during that period, except Sam L. Large, Gary A. Helton and James E. Bookstaff. The directors are strongly encouraged to attend the Annual Meeting of Shareholders, and all of the Company’s directors, with the exception of Ruth Reams and Sam L. Large, attended the 2009 Annual Meeting of Shareholders.
The Company’s Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which also serves as the Audit Committee for the Bank. The Bank’s Board of Directors has two other standing committees: the Executive/Loan Committee and the ALCO/Investment Committee. The Company does not have a standing nominating committee or compensation committee; rather, given its relatively small size, the Company’s Board of Directors as a whole believes that it can function appropriately as a nominating and compensation committee. No directors are excluded from the nominating process. The Board has not adopted a written nominating committee charter or compensation committee charter.

The Audit Committee consists of Michael C. Ownby (Chairman), Linda N. Ogle, John M. Parker and Gary A. Helton, each of whom is an independent director under the applicable listing standards of the Nasdq Stock Market, LLC and the independence criteria set forth in Exchange Act Rule 10A-3(b)(1). The Audit Committee oversees and reviews the internal and independent audit function of the Company and the Bank and reports the Committee’s findings and recommendations to the Board of Directors. The Company’s Audit Committee has not adopted a written Audit Committee Charter. The Board of Directors has determined that none of the members of the Audit Committee satisfies all of the criteria that are necessary for such individual to qualify as an audit committee financial expert under applicable SEC rules. However, the Board of Directors believes that each member of the Audit Committee is financially literate and, through their various business experiences, is well-qualified to perform the functions that are required as a member of the Audit Committee. The Board of Directors further believes that the current members of the Company’s Board of Directors provide a breadth of experience and level of community relationships that are important to the Company, and the Company does not believe that it could attract an additional director who meets the requirements of an “audit committee financial expert” who also has those similar relationships. In making its determination, the Board of Directors particularly considered the size and nature of the Company’s business and the importance of knowledge of the local communities served by the Bank. Therefore, the Board of Directors does not believe it is necessary at this time to seek a new member who would qualify as an audit committee financial expert. The Audit Committee met four (4) times in 2009.
The Executive/Loan Committee consists of Dwight B. Grizzell, Charlie R. Johnson, Jeffrey J. Monson, Ruth A. Reams, Sam L. Large, James E. Bookstaff and John M. Parker, Sr. (alternate). The Committee functions primarily to examine and approve loans in compliance with the Bank’s lending and credit policy and serves as the Bank’s management group when the full Board of Directors is not in session in accordance with the limitations set forth in the Bank’s bylaws. The Bank’s Executive/Loan Committee met weekly during 2009.
The ALCO/Investment Committee consists of Dwight Grizzell, Linda N. Ogle, Gary A. Helton and Sam L. Large. The Committee functions to ensure adherence to the Bank’s investment policy and has the authority to approve investments by the Bank in accordance with applicable law when the full Board of Directors is not in session. Additionally, the Committee functions to ensure adherence to the Bank’s asset liability management and interest rate risk policy. The ALCO/Investment Committee met three (3) times in 2009.
The Company does not have a formal, chartered compensation committee; however, the Company’s Board of Directors has a panel comprised of Charlie R. Johnson, Jeffrey J. Monson and Gary A. Helton that presents the Board of Directors a recommendation for the compensation of the Chief Executive Officer during a meeting in which the Chief Executive Officer is excused. The Board of Directors authorized the Chief Executive Officer to determine the compensation of the other named executive officers. The determination of compensation is based upon consideration of the Company’s financial performance and comparisons of peer companies. The Board of Directors considers compensation matters as a means to reward and retain highly motivated executives and to provide long-term value to the Company’s shareholders.

Consideration of Director Candidates
In evaluating potential nominees for director, the Board of Directors believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the Company’s affairs and be free of conflicts of interest. The Board of Directors will also consider the extent of the candidate’s business acumen and experience, knowledge of the Company’s target markets and such other factors as it deems appropriate in any given circumstance. The Board of Directors also seeks to include directors who, when taken together with the other nominees and continuing directors, will create a board of directors that offers a diversity of education, professional experience, background, age, gender, perspective, viewpoints and skill. Other than these general guidelines and adherence to the Company’s bylaws, the Board of Directors does not have any formal procedures that it follows in connection with the nominations process. The Board of Directors believes that its existing practice gives it the flexibility that it needs to best serve the interests of the Company’s shareholders.
The Board of Directors will consider nominees recommended by shareholders, although it has not actively solicited recommendations from shareholders nor has it established any formal procedures for this purpose other than as set forth in the Company’s bylaws. Any such recommendations should be sent to the attention of the Company’s Secretary at the Company’s mailing address.
Code of Ethics
The Company has adopted a code of ethics applicable to all directors, officers and employees, which is available without charge, upon written request to Mountain National Bancshares, Inc. c/o Corporate Secretary, 300 E. Main Street, Sevierville, Tennessee 37862. This code contains provisions consistent with the SEC’s description of a code of ethics. The Company intends to disclose any legally required amendments to, or waivers from, the code of conduct with respect to its directors and officers in accordance with the rules and regulations of the SEC and the Nasdaq Stock Market, LLC.
Shareholder Communication
Shareholders who wish to communicate with the Board of Directors, a Board committee or any other directors or an individual director may do so by sending written communications addressed to the Board of Directors of Mountain National Bancshares, Inc., a Board committee or such group of directors or individual director, c/o Corporate Secretary, Mountain National Bancshares, Inc., 300 E. Main Street, Sevierville, Tennessee 37862. All communications will be compiled by the Company’s Secretary and submitted to the Board, a committee of the Board or the appropriate group of directors or individual director, as appropriate, at the next regular meeting of the Board of Directors.
Board Leadership Structure
The Company separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board.

Board’s Role in Risk Oversight
While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accountants the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. The Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements.
Audit Committee Report
The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC.
The Company’s Audit Committee also functions as the audit committee for the Bank. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009, with the Company’s and the Bank’s management. The Committee has also discussed with Crowe Horwath LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe Horwath LLP its independence.
Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Michael C. Ownby, Chairman
Linda N. Ogle
John M. Parker
Gary A. Helton
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Executive Officers
Michael L. Brown, age 51, serves as Executive Vice President – Chief Operating Officer of the Company and the Bank. Mr. Brown has been with the Company since its inception in 2002 and with the Bank since 1998. Prior to joining the Bank, Mr. Brown served as a Senior Vice President of First National Bank of Gatlinburg from 1995 to 1997, which later was acquired by BankFirst where he continued to serve in that capacity until joining Mountain National Bank in 1998. Mr. Brown has a combined banking career spanning 28 years, beginning with First Federal Savings Bank in Maryville, Tennessee in 1981. He is a graduate of the University of Tennessee and the Graduate School of Banking at LSU. He has served in several civic and professional organizations during his career. Mr. Brown is currently a member of the Sevierville Rotary Club, and is a graduate of Leadership Sevier, as well as Leadership Blount County. He is currently serving on the Payments and Technology Committee of the Independent Community Bankers of America. Mr. Brown and his family are active members of East Maryville Baptist Church.
Grace D. McKinzie, age 57, serves as Executive Vice President – Chief Lending Officer of the Company and the Bank. Ms. McKinzie has been with the Company since its inception in 2002 and with the Bank since 1998. Ms. McKinzie began her banking career with The First National Bank of Gatlinburg in 1974 where she served as Vice President and was a commercial lender in the Gatlinburg market. She is a graduate of Gatlinburg Pittman High School and the Tennessee Bankers Commercial Lending School at Vanderbilt University. Ms. McKinzie was the 2006 American Business Women’s Associate of the Year. She was a graduate of the 2007 Leadership Sevier Class.
There are no family relationships between any director or executive officer and any other director or executive officer of the Company.
COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS
Named Executive Officers. The following table sets forth information with respect to all compensation paid or accrued in 2009 for Dwight B. Grizzell, the Company’s President and Chief Executive Officer, Grace D. McKinzie, the Company’s Executive Vice President — Chief Lending Officer and Michael L. Brown, the Company’s Executive Vice President — Chief Operating Officer. No other executive officers of the Company were paid $100,000 or more in total compensation for services provided during the year ended December 31, 2009.

2009 Summary Compensation Table

						Non-Equality	Non-Qualified
				Stock	Option	Incentive Plan	Deferred	All Other
				Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	($)(7)	($)	Earnings($)(8)	($)		Total ($)
Dwight B. Grizzell, President and	2009	$247,910	$600	$—	$—	$—	$120,387	$24,648	(1)	$393,545
Chief Executive Officer	2008	231,650	11,769	—	20,997	—	84,937	21,544	(2)	409,398
Grace D. McKinzie, Executive	2009	159,697	5,600	—	—	—	86,188	19,343	(3)	270,828
Vice President and Chief Lending Officer	2008	161,226	4,269	—	—	—	72,983	17,983	(4)	256,461
Michael L. Brown, Executive	2009	160,294	5,600	—	—	—	50,397	16,556	(5)	232,847
Vice President and Chief Operating Officer	2008	157,044	4,269	—	—	—	34,601	17,791	(6)	213,705

(1)	Represents car allowance of $7,440, insurance premium of $7,608, and director fees of $9,600

(2)	Represents car allowance of $6,975, insurance premium of $5,569, and director fees of $9,000

(3)	Represents car allowance of $6,141, insurance premium of $7,420, subsidiary directors fees of $800, and 401(k) match of $4,982

(4)	Represents car allowance of $6,613, insurance premium of $5,569, subsidiary directors fees of $800, and 401(k) match of $5,001

(5)	Represents car allowance of $7,729, insurance premium of $6,747, subsidiary directors fees of $800, and 401(k) match of $1,280

(6)	Represents car allowance of $7,003, insurance premium of $5,569, subsidiary directors fees of $800, and 401(k) match of $4,418

(7)
The amounts in the column captioned “Option Awards” reflect the aggregate grant date fair value for the awards as of the date of grant in accordance with FASB ASC Topic 718. For a description of the assumptions used by the Company in valuing these awards for the fiscal years ended December 31, 2008 and 2009 please see “Note 14 — Stock Options and Warrants” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(8)
The amounts in the column captioned “Non-Qualified Deferred Compensation Earnings” reflect the changes in the value of benefits under each executive’s salary continuation agreement, the terms of which are described in more detail below.

Outstanding Equity Awards
The following table sets forth information with respect to outstanding equity awards as of the end of the 2009 fiscal year.
Outstanding Equity Awards At 2009 Fiscal Year-End

Option Awards						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan			Number	Market	Unearned	Unearned
			Awards:			of	Value of	Shares,	Shares,
		Number of	Number of			Shares	Shares	Units or	Units or
	Number of	Securities	Securities			or Units	or Units	Other	Other
	Securities	Underlying	Underlying			of Stock	of Stock	Rights	Rights
	Underlying	Unexercised	Unexercised	Option		That	That	That Have	That Have
	Unexercised	Options	Unearned	Exercise	Option	Have Not	Have Not	Not	Not
	Options (#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Dwight B. Grizzell	65	—	—	11.53	11/25/13	—	—	—	—
Dwight B. Grizzell	122	—	—	17.21	11/16/14	—	—	—	—
Dwight B. Grizzell	180	—	—	17.26	11/22/14	—	—	—	—
Dwight B. Grizzell	180	—	—	17.26	12/16/14	—	—	—	—
Dwight B. Grizzell	884	—	—	17.29	01/04/15	—	—	—	—
Dwight B. Grizzell	174	—	—	20.68	01/18/15	—	—	—	—
Dwight B. Grizzell	75	—	—	20.80	01/20/15	—	—	—	—
Dwight B. Grizzell	180	—	—	20.66	01/31/15	—	—	—	—
Dwight B. Grizzell	180	—	—	22.82	03/15/15	—	—	—	—
Dwight B. Grizzell	227	—	—	20.72	03/26/15	—	—	—	—
Dwight B. Grizzell	76	—	—	20.84	06/27/15	—	—	—	—
Dwight B. Grizzell	39	—	—	20.30	09/01/15	—	—	—	—
Dwight B. Grizzell	180	—	—	20.66	09/02/15	—	—	—	—
Dwight B. Grizzell	12,147	—	—	20.73	09/08/15	—	—	—	—
Dwight B. Grizzell	—	11,960	—	20.73	09/09/15	—	—	—	—
Dwight B. Grizzell	—	868	—	20.73	09/23/15	—	—	—	—
Dwight B. Grizzell	—	237	—	20.75	10/26/15	—	—	—	—
Dwight B. Grizzell	—	59	—	22.66	01/09/16	—	—	—	—
Dwight B. Grizzell	—	20	—	23.16	03/10/16	—	—	—	—
Dwight B. Grizzell	—	14	—	21.41	03/14/16	—	—	—	—
Dwight B. Grizzell	—	59	—	23.09	03/16/16	—	—	—	—
Dwight B. Grizzell	—	726	—	23.53	03/20/16	—	—	—	—
Dwight B. Grizzell	—	180	—	23.68	03/24/16	—	—	—	—
Dwight B. Grizzell	—	730	—	23.73	04/06/16	—	—	—	—
Dwight B. Grizzell	—	22	—	26.45	07/03/16	—	—	—	—
Dwight B. Grizzell	—	23	—	26.56	07/03/16	—	—	—	—
Dwight B. Grizzell	—	56	—	25.75	08/25/16	—	—	—	—
Dwight B. Grizzell	—	82	—	26.03	09/08/16	—	—	—	—
Dwight B. Grizzell	—	13	—	24.41	09/11/16	—	—	—	—
Dwight B. Grizzell	—	20	—	25.96	09/12/16	—	—	—	—
Dwight B. Grizzell	—	59	—	25.37	09/13/16	—	—	—	—
Dwight B. Grizzell	—	116	—	25.84	09/18/16	—	—	—	—
Dwight B. Grizzell	—	180	—	26.03	09/29/16	—	—	—	—
Dwight B. Grizzell	—	13	—	24.32	10/02/16	—	—	—	—
Dwight B. Grizzell	—	28	—	26.69	10/04/16	—	—	—	—
Dwight B. Grizzell	—	116	—	25.79	10/12/16	—	—	—	—
Dwight B. Grizzell	—	128	—	25.46	11/21/16	—	—	—	—
Dwight B. Grizzell	—	180	—	25.44	11/22/16	—	—	—	—

Outstanding equity awards table (continued):
Outstanding Equity Awards At 2009 Fiscal Year-End

Option Awards						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan			Number	Market	Unearned	Unearned
			Awards:			of	Value of	Shares,	Shares,
		Number of	Number of			Shares	Shares	Units or	Units or
	Number of	Securities	Securities			or Units	or Units	Other	Other
	Securities	Underlying	Underlying			of Stock	of Stock	Rights	Rights
	Underlying	Unexercised	Unexercised	Option		That	That	That Have	That Have
	Unexercised	Options	Unearned	Exercise	Option	Have Not	Have Not	Not	Not
	Options (#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Dwight B. Grizzell	—	28	—	26.09	12/04/16	—	—	—	—
Dwight B. Grizzell	—	20	—	25.29	12/05/16	—	—	—	—
Dwight B. Grizzell	—	23	—	25.10	12/27/16	—	—	—	—
Dwight B. Grizzell	—	183	—	24.79	01/11/17	—	—	—	—
Dwight B. Grizzell	—	6	—	24.94	01/12/17	—	—	—	—
Dwight B. Grizzell	—	76	—	24.96	01/17/17	—	—	—	—
Dwight B. Grizzell	—	13	—	23.26	01/22/17	—	—	—	—
Dwight B. Grizzell	—	6	—	24.94	01/31/17	—	—	—	—
Dwight B. Grizzell	—	662	—	25.93	02/22/17	—	—	—	—
Dwight B. Grizzell	—	1	—	25.95	03/02/17	—	—	—	—
Dwight B. Grizzell	—	12	—	24.97	03/06/17	—	—	—	—
Dwight B. Grizzell	—	144	—	25.92	03/07/17	—	—	—	—
Dwight B. Grizzell	—	13	—	25.84	03/08/17	—	—	—	—
Dwight B. Grizzell	—	26	—	26.92	03/12/17	—	—	—	—
Dwight B. Grizzell	—	105	—	26.66	03/14/17	—	—	—	—
Dwight B. Grizzell	—	7	—	25.95	03/19/17	—	—	—	—
Dwight B. Grizzell	—	18	—	25.64	03/23/17	—	—	—	—
Dwight B. Grizzell	—	1	—	25.84	04/03/17	—	—	—	—
Dwight B. Grizzell	—	192	—	25.72	04/04/17	—	—	—	—
Dwight B. Grizzell	—	51	—	26.07	04/10/17	—	—	—	—
Dwight B. Grizzell	—	38	—	26.42	04/12/17	—	—	—	—
Dwight B. Grizzell	—	5	—	25.84	04/13/17	—	—	—	—
Dwight B. Grizzell	—	45	—	25.93	04/17/17	—	—	—	—
Dwight B. Grizzell	—	80	—	26.79	05/09/17	—	—	—	—
Dwight B. Grizzell	—	1	—	26.85	05/11/17	—	—	—	—
Dwight B. Grizzell	—	210	—	27.14	05/14/17	—	—	—	—
Dwight B. Grizzell	—	12	—	26.12	05/16/17	—	—	—	—
Dwight B. Grizzell	—	22	—	26.87	05/22/17	—	—	—	—
Dwight B. Grizzell	—	18	—	26.49	06/05/17	—	—	—	—
Dwight B. Grizzell	—	58	—	26.55	06/06/17	—	—	—	—
Dwight B. Grizzell	—	6	—	26.66	06/11/17	—	—	—	—
Dwight B. Grizzell	—	868	—	26.67	06/25/17	—	—	—	—
Dwight B. Grizzell	—	21	—	27.28	06/27/17	—	—	—	—
Dwight B. Grizzell	—	145	—	27.60	06/28/17	—	—	—	—
Dwight B. Grizzell	—	35	—	27.39	06/29/17	—	—	—	—
Dwight B. Grizzell	—	23	—	27.83	07/09/17	—	—	—	—
Dwight B. Grizzell	—	1,553	—	27.71	07/10/17	—	—	—	—
Dwight B. Grizzell	—	6	—	27.85	07/16/17	—	—	—	—
Dwight B. Grizzell	—	95	—	27.47	07/18/17	—	—	—	—
Dwight B. Grizzell	—	212	—	27.63	07/24/17	—	—	—	—
Dwight B. Grizzell	—	15	—	27.06	07/25/17	—	—	—	—
Dwight B. Grizzell	—	294	—	27.90	07/30/17	—	—	—	—
Dwight B. Grizzell	—	426	—	27.92	07/31/17	—	—	—	—

Outstanding equity awards table (continued):
Outstanding Equity Awards At 2009 Fiscal Year-End

Option Awards						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive					Number of	Value of
			Plan			Number	Market	Unearned	Unearned
			Awards:			of	Value of	Shares,	Shares,
		Number of	Number of			Shares	Shares	Units or	Units or
	Number of	Securities	Securities			or Units	or Units	Other	Other
	Securities	Underlying	Underlying			of Stock	of Stock	Rights	Rights
	Underlying	Unexercised	Unexercised	Option		That	That	That Have	That Have
	Unexercised	Options	Unearned	Exercise	Option	Have Not	Have Not	Not	Not
	Options (#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Dwight B. Grizzell	—	421	—	27.90	08/01/17	—	—	—	—
Dwight B. Grizzell	—	260	—	27.66	08/07/17	—	—	—	—
Dwight B. Grizzell	—	1,212	—	27.65	08/10/17	—	—	—	—
Dwight B. Grizzell	—	278	—	27.69	08/13/17	—	—	—	—
Dwight B. Grizzell	—	201	—	27.60	08/14/17	—	—	—	—
Dwight B. Grizzell	—	64	—	27.59	08/15/17	—	—	—	—
Dwight B. Grizzell	—	116	—	27.45	08/16/17	—	—	—	—
Dwight B. Grizzell	—	1,368	—	28.57	08/17/17	—	—	—	—
Dwight B. Grizzell	—	58	—	28.44	08/20/17	—	—	—	—
Dwight B. Grizzell	—	1,087	—	28.32	08/24/17	—	—	—	—
Dwight B. Grizzell	—	2,316	—	27.86	08/28/17	—	—	—	—
Dwight B. Grizzell	—	76	—	27.71	08/29/17	—	—	—	—
Dwight B. Grizzell	—	636	—	27.87	08/31/17	—	—	—	—
Dwight B. Grizzell	—	110	—	27.92	09/04/17	—	—	—	—
Dwight B. Grizzell	—	1,279	—	27.85	09/05/17	—	—	—	—
Dwight B. Grizzell	—	2,387	—	27.85	09/06/17	—	—	—	—
Dwight B. Grizzell	—	6,863	—	27.42	09/07/17	—	—	—	—
Dwight B. Grizzell	—	64	—	27.45	09/10/17	—	—	—	—
Dwight B. Grizzell	—	128	—	26.68	10/23/17	—	—	—	—
Dwight B. Grizzell	—	64	—	25.01	11/21/17	—	—	—	—
Dwight B. Grizzell	—	14	—	24.14	12/03/17	—	—	—	—
Dwight B. Grizzell	—	180	—	22.85	02/20/18	—	—	—	—
Dwight B. Grizzell	—	180	—	21.75	03/04/18	—	—	—	—
Dwight B. Grizzell	—	30	—	20.90	04/08/18	—	—	—	—
Dwight B. Grizzell	—	75	—	20.95	05/01/18	—	—	—	—
Dwight B. Grizzell	—	180	—	20.75	05/02/18	—	—	—	—
Dwight B. Grizzell	—	67	—	20.75	05/02/18	—	—	—	—
Dwight B. Grizzell	—	180	—	21.50	07/10/18	—	—	—	—
Dwight B. Grizzell	—	180	—	19.50	08/08/18	—	—	—	—
Dwight B. Grizzell	—	180	—	20.00	08/22/18	—	—	—	—
Dwight B. Grizzell	—	735	—	16.88	11/04/18	—	—	—	—
Dwight B. Grizzell	—	1,021	—	17.37	11/17/18	—	—	—	—
Dwight B. Grizzell	—	638	—	17.00	12/17/18	—	—	—	—

Employment Contracts, Termination of Employment and Change-in-Control Arrangements
The Company does not currently have an employment agreement with Dwight B. Grizzell. Effective May 15 and May 28, 2009, respectively, the Company and the Bank entered into employment agreements with G. Devon McKinzie and Michael L. Brown, each with a three year term. Under the terms of these agreements, Ms. McKinzie serves as the Bank’s Executive Vice President and Chief Lending Officer and Mr. Brown serves as the Bank’s Executive Vice President and Chief Operating Officer. The President/CEO reviews and adjusts Ms. McKinzie’s and Mr. Brown’s base salary amounts annually. In addition, Ms. McKinzie and Mr. Brown are entitled to participate in any employee benefit plan of the Bank made available to the Bank’s regular full-time employees generally. Upon a change in control of the Bank and upon the executive’s subsequent involuntary termination of employment (other than for cause, death, disability or retirement) or voluntary termination following a change in control following any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits, or relocation of principal place of employment, the executives will be entitled to receive an amount equal to 2.99 times his or her “base amount” within the meaning of 280G(b)(3) of the Internal Revenue Code of 1986. At December 31, 2009, this lump sum payment would have equaled $477,494 and $479,279 for Ms. McKinzie and Mr. Brown, respectively. Additionally, the executives would be entitled to the continuation of life, medical, dental and disability coverage for three years. A “change in control” is defined in the Employment Agreements to include, among other things, the acquisition by another person, or two or more persons acting as a group, of at least fifteen but less than twenty-five percent of the Company’s Common Stock, and the adoption by the Board of Directors of a resolution declaring that a change in control of the Bank has occurred; a merger or consolidation in which the Company is not the surviving entity; and a change in the composition of a majority of the Board of Directors within a specified period of time.
Pursuant to the employment agreements, in the event the executive is terminated without cause, the executive will be entitled to be paid for the remaining term of the contract. In the event of death of the executive, the executive’s estate would be entitled to compensation due to the executive through the last day of the calendar month in which his or her death occurred. If the executive retires, the executive would be entitled to all benefits under any retirement plan of the Bank and other plans to which the executive is a party. The agreements with the executives further provide that in the event of termination he or she will be prohibited from competing with the Bank for a period of 12 months in any county in which the Bank has a branch or main office or in any county in which the Bank operates its banking business.
Pursuant to the terms of the Company’s Stock Option Plan, unless otherwise provided, all outstanding options will become fully vested and exercisable in the event of a change in control or certain other corporate transactions. A “change in control” is defined in the Stock Option Plan to include, among other things, the acquisition by another person of more than twenty-five percent of the total combined voting power of the Company’s outstanding Common Stock; a change in the composition of a majority of the Board of Directors within a specified period of time; a merger or consolidation in which the Company is not the surviving entity; and certain other transactions. Mr. Grizzell’s stock option agreement contains an anti-dilutive provision under which additional options are granted for the purchase of the number of shares necessary to bring the total number of shares under such option equal to five percent of the total outstanding shares of Common Stock of the Company. This provision expired December 28, 2008.

The Bank has entered into Executive Salary Continuation Agreements with certain of its senior executive officers, including Messrs. Grizzell and Brown and Ms. McKinzie, pursuant to which each such executive officer (or his or her beneficiaries) is entitled to receive cash payments following the executive’s termination of employment with the Bank under certain scenarios. Upon the executive’s retirement date (which is the later of the December 31st nearest the executive’s 65th birthday or his or her voluntary resignation of employment or discharge by the Bank without cause prior to the executive’s 65th birthday), the Bank is required to pay to the executive an amount equal to 60% of the executive’s average highest three years’ base salary during the term of his or her employment with the Bank paid in twelve equal monthly installments for a total of 240 months. If the executive dies prior to the 240th month, the monthly installments will continue to be paid to the executive’s beneficiary for the remainder of the 240-month period. If the executive dies prior to retirement, then his or her beneficiary is entitled to receive the accrued balance of the executive’s account as of his or her death in a lump sum payment. If the executive becomes disabled prior to his or her termination of employment, and his or her employment is terminated as a result of his or her disability, the Bank is required to pay the executive 100% of his or her accrued account balance on the termination date. The payment shall commence either (i) 30 days following the termination date, in which case it shall be made in equal monthly installments until the executive reaches age 65, if the Bank’s long term disability policy does not offset for other employer disability payments; or (ii) if the policy does so offset, 30 days following the first to occur of termination of the long term disability policy or the executive reaching age 65, in which case the payment shall be made in 60 equal monthly installments. If, prior to the executive’s retirement, early or otherwise, the executive is terminated by the Bank without cause, then the Bank is required to pay the executive an amount equal to the executive’s accrued account balance on the date of the termination multiplied by the percentage in which the executive has vested in the benefit. This benefit is payable in a lump sum within 30 days following the executive reaching age 65. If the executive retires from the Bank prior to reaching age 65 but after reaching age 62, he or she is entitled to receive a payment from the Bank equal to the executive’s accrued account balance on the date of his or her early retirement multiplied by the percentage in which the executive has vested in the benefit, payable in 60 equal monthly installments beginning 30 days following the executive’s early retirement. Each of Messrs. Grizzell and Brown and Ms. McKinzie are 100% vested in the benefits payable to the executive under the Executive Salary Continuation Agreements.
If, following a change of control (as defined in the Executive Salary Continuation Agreements), the executive’s employment is terminated, either voluntarily by the executive, or involuntarily, but without cause, by the Bank, then the Bank is required to pay to the executive an amount equal to 60% of the executive’s average highest three years’ base salary during the term of his or her employment with the Bank paid in twelve equal monthly installments for a total of 240 months. If the executive dies prior to the 240th month, the monthly installments will continue to be paid to the executive’s beneficiary for the remainder of the 240-month period.

Director Compensation for Fiscal 2009
Directors are paid $800 for each Company and Bank Board of Directors meeting, $225 for each Executive Loan Committee meeting attended and $180 for each other committee meeting attended. The Chairman of the Board receives a fee of $1,700 for each Company and Bank Board of Directors meeting attended. There are no other arrangements pursuant to which any of the directors were compensated during 2009 for any service provided as a director. The Company does not maintain any stock awards, stock option, pension, retirement or deferred compensation plans in which directors may participate. The following table sets forth the compensation of the Company’s directors for services rendered during 2009.

					Non-
				Non-	Qualified
	Fees			Equality	Deferred
	earned or	Stock	Option	Incentive	Compensation	All Other
	paid in	awards	awards	Plan	Earnings	Compensation
Name[1]	cash ($)	($)	($)	Compensation ($)	($)	($)(3)		Total ($)
Charlie Johnson	$31,290	—	—	—	—	$254		$31,544
James Bookstaff	$16,935	—	—	—	—	$231		$17,166
Gary A. Helton	$11,130	—	—	—	—	$69		$11,199
Sam L. Large	$15,585	—	—	—	—	$317		$15,902
Jeffrey J. Monson	$21,885	—	—	—	—	$29,644	(2)	$51,529
Linda N. Ogle	$16,080	—	—	—	—	$175		$16,255
Michael C. Ownby	$11,445	—	—	—	—	$130		$11,575
John M. Parker, Sr.	$18,510	—	—	—	—	$153		$18,663
Ruth A. Reams	$20,220	—	—	—	—	$1,187		$21,407

1.
Dwight B. Grizzell, the Company’s chief executive officer, is not included in this table as he is also a named executive officer of the Company and his compensation for service on the board of directors of the Company is reflected in the Summary Compensation Table above.

2.
All other compensation for Jeffrey J. Monson includes $29,550 for construction site inspections done on behalf of the Bank and $94 related to an increase in the cash surrender value of a split dollar life insurance policy.

3.	For all directors other than Mr. Monson, represents an increase in the cash surrender value of a split dollar life insurance policy.
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Certain of the directors and executive officers of the Company and the Bank, members of their families and companies or firms with which they are associated, were customers of and had banking transactions with the Bank, in the ordinary course of business during 2009, and such transactions are expected to continue in the future. All loans and lending commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than a normal risk of collectability or present other unfavorable features. None of such loans outstanding to directors or officers of the Company, members of their families or companies or firms with which they are associated was non-performing as of December 31, 2009. Total loans outstanding to all directors and executive officers of the Company and the Bank, or affiliates of such persons (including members of the immediate families of such persons or companies in which such persons had a 10% or more beneficial interest), amounted to an aggregate of $17,932,673 at December 31, 2009.

Related party transactions between the Company or the Bank and the directors or executive officers are approved in advance by the Company’s or the Bank’s Board of Directors.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of any class of the Company’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based solely on its review of copies of such reports received by it and written representations that no other reports were required, the Company believes that all such filing requirements were complied with.
PROPOSAL # 2
AMENDMENT TO THE COMPANY’S CHARTER
TO AUTHORIZE A CLASS OF PREFERRED SHARES
Upon approval by the Company’s shareholders, this proposal would amend the Company’s Charter to provide for the creation of a class of preferred stock in the amount of one million (1,000,000) authorized shares, having such rights, preferences, privileges and restrictions as may need to be determined by the Board of Directors.
The term “blank check” is often used to refer to preferred stock, the creation and issuance of which is authorized by the shareholders in advance and the terms, rights and features of which are determined by the Board of Directors from time to time. The authorization of blank check preferred stock would permit the Board of Directors to create and issue preferred stock from time to time in one or more series without further shareholder approval. Subject to the Company’s Charter, as amended from time to time, and the limitations prescribed by law or by any stock exchange or national securities association trading system on which the Company’s securities may be listed, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of shares and to change designations, preferences and relative, participating, optional or other special rights, qualifications limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action by the shareholders. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment that doing so would be in the best interests of the Company and its shareholders.

If the shareholders approve this proposal, Article VII of the Company’s Charter would be amended in its entirety to read as follows:
“The total number of shares of capital stock which the Corporation has the authority to issue is:
A. Ten million (10,000,000) shares of common, voting stock, of par value of one dollar ($1.00) per share. The shares may be issued from time to time as authorized by the Board of Directors of the Corporation without the approval of its shareholders except to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Corporation), labor or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.
B. One million (1,000,000) shares of preferred stock, no par value per share. The preferred stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the preferred stock, and of each series thereof, shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of preferred stock.”
The Board of Directors approved the proposed amendment to the Company’s Charter on March 25, 2010, subject to shareholder approval.
Rationale for Creating Blank Check Preferred Stock
Negative economic developments throughout 2008 and into 2009 have adversely affected the capital markets and the availability of capital for financial institutions, with the expectation of the general economic downturn continuing into 2010. The market for trust-preferred securities has been particularly impacted. In addition, the credit problems in the banking industry demonstrate that the industry is in a period where capital conservation and augmentation are critically important. In light of these trends, the Board of Directors has concluded that the Company should have a full range of capital financing alternatives available in its Charter.
The proposed amendment to the Company’s Charter will provide the Company with increased flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow the Company to issue preferred stock from time to time with such features as may be determined by the Board of Directors for any proper corporate purpose. Such uses may include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as all or part of the consideration to be paid by the Company for acquisitions of other businesses or their assets. The Board of Directors could create, among other things, a series of preferred stock that is convertible into common stock on the basis of either a fixed or floating conversion rate.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of common or preferred stock. However, the Office of the Comptroller of the Currency has recently required that the Bank’s capital ratios be maintained at least at a 9% Tier 1 capital to average assets ratio and a 13% total risk-based capital to risk-based assets ratio. Although the Company currently believes the Bank will be able to maintain such levels, authorization of preferred shares would provide additional flexibility for doing so.
Anti-Takeover Effects of the Proposed Amendment
This proposal could, if approved, supplement and strengthen the Company’s existing takeover defenses.
If the Board were to determine to issue preferred stock with voting rights, such issuance could have, under certain circumstances, the effect of delaying or preventing a change of control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to make it more difficult to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage potential acquirors, and could therefore deprive shareholders of benefits they might otherwise obtain from an attempt to acquire ownership or control of the Company, such as selling their shares at a premium over market price. Moreover, the issuance of such additional shares to persons supportive of the existing Board of Directors could make it more difficult to remove incumbent directors from office in the event such change were to be deemed advisable by the shareholders.
While the proposed amendment to the Company’s Charter may have anti-takeover consequences, the Board of Directors believes that the benefits in terms of flexibility and timing of capital raises outweigh any disadvantages. The Board of Directors furthermore believes it would be required to take into consideration the best interests of the Company and the shareholders, and that such consideration could be utilized to encourage potential acquirers to negotiate directly with the Board of Directors rather than taking unilateral action. Shareholders should note that there are no current plans or commitments to issue any preferred stock.
Although the Company believes that the material provisions of the amendment to the Charter are set forth above, reference should be made to the text of the amendment, a copy of which is attached to this proxy statement as Appendix A. If approved by the shareholders, the amendment would be effective upon the filing of an amendment to the Charter with the Secretary of State of the State of Tennessee, anticipated to occur promptly after the Annual Meeting.
The Board of Directors recommends that the shareholders vote “For” the proposal to amend the Company’s Charter to authorize a class of blank check preferred stock.

PROPOSAL # 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Crowe Horwath LLP (“Crowe Horwath”) served as the Company’s and the Bank’s independent registered public accounting firm for the fiscal year ended December 31, 2009, and has been reappointed by the Audit Committee to serve in that capacity for the 2010 fiscal year. The Company has been advised that no member of Crowe Horwath or any of its associates have any financial interest in the Bank. A representative of Crowe Horwath is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.
Although not formally required, the appointment of the independent registered public accounting firm of the Company and the Bank has been directed by the Board of Directors to be submitted to the shareholders for ratification as a matter of sound corporate practice. If the shareholders do not ratify the appointment of Crowe Horwath, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the shareholders ratify the appointment, the Audit Committee, in its sole discretion, may still direct the appointment of a new independent registered public accounting firm at any time during the 2010 fiscal year if the Audit Committee believes that such a change would be in the best interests of the Company.
During the years ended December 31, 2009 and December 31, 2008, the Company incurred the following principal independent registered public accounting firm fees:

	2009	2008
Audit Fees (a)	$179,524	$152,290
Audit-Related Fees (b)	15,009	0
Tax Fees (c)	33,550	50,720
All Other Fees (d)	4,643	5,000

(a)
Includes fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for these years.

(b)
Fees incurred were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but are not reported under “Audit Fees” above The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Crowe Horwath.

(c)	Fees incurred were for tax preparation and other tax advisory services relating to the Company and its subsidiaries.

(d)
Fees incurred were for products and services other than those described above, primarily database licensing fees. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Crowe Horwath.

Pre-Approval Policy
The Audit Committee pre-approves in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the Company’s independent auditors. All services set forth above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2.01(c)(7)(i).
The Board of Directors recommends that the shareholders vote “For” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm.
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
Any shareholder proposal intended to be presented at the 2011 Annual Meeting of Shareholders and to be included in the Company’s proxy statement and form of proxy relating to such meeting must be received by the Company no later than                     . Any such proposal must comply in all respects with the rules and regulations of the SEC.
Any shareholder proposal not received at the Company’s principal executive offices by                      will be considered untimely and, if presented at the 2011 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Exchange Act.
OTHER MATTERS
The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.
OTHER INFORMATION
Proxy Solicitation Costs
The expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of the Company, who will not receive additional compensation therefore, in person, or by telephone, facsimile transmission or other electronic means. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the Company’s Common Stock as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

Annual Report on Form 10-K
A copy of the Company’s Annual Report on Form 10-K, including financial statements and any financial statement schedules, as filed with the SEC, accompanies this Proxy Statement. Copies of exhibits to the Form 10-K are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to Mountain National Bancshares, Inc., 300 E. Main Street, Sevierville, Tennessee 37862, Attention: Beverly J. Brosch, Corporate Secretary. If the person requesting the Form 10-K was not a shareholder of record on April 5, 2010, the request must include a representation that such person was the beneficial owner of the Common Stock on that date.

By Order of the Board of Directors,

BEVERLY J. BROSCH
Corporate Secretary
Sevierville, Tennessee
April 6, 2010

Appendix A
ARTICLES OF AMENDMENT
TO THE CHARTER
OF
MOUNTAIN NATIONAL BANCSHARES, INC.
In accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Charter (the “Charter”):
1. Name of Corporation. The name of the Corporation is Mountain National Bancshares, Inc.
2. Article VII of the Charter is hereby deleted in its entirety and replaced with the following:
“The total number of shares of capital stock which the Corporation has the authority to issue is:
A. Ten million (10,000,000) shares of common, voting stock, of par value of one dollar ($1.00) per share. The shares may be issued from time to time as authorized by the Board of Directors of the Corporation without the approval of its shareholders except to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Corporation), labor or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Corporation, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable.
B. One million (1,000,000) shares of preferred stock, no par value per share. The preferred stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the preferred stock, and of each series thereof, shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of preferred stock.”
3. Except as amended by these Articles of Amendment, the Charter of the Corporation shall remain in full force and effect.

A-1

4. Adoption. These Articles of Amendment were duly adopted by the Board of Directors on March 25, 2010, and by the shareholders of the Corporation on _____, 2010.
5. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.
Date:                     , 2010

MOUNTAIN NATIONAL BANCSHARES, INC.

Dwight B. Grizzell
President and Chief Executive Officer

A-2

FORM OF PROXY
MOUNTAIN NATIONAL BANCSHARES, INC.
REVOCABLE PROXY
FOR ANNUAL MEETING OF SHAREHOLDERS
MAY 18, 2010
IMPORTANT. Please complete both sides of the Proxy Card. Sign, date and return the attached proxy card in the postage-paid envelope as soon as possible. Your vote is important, regardless of the number of shares that you own.
WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED ON THE REVERSE SIDE OF THIS CARD, AND IF NO CHOICE IS SPECIFIED, IT WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD.
The Board of Directors recommends a vote “FOR” the listed proposals that are more fully described in the proxy statement, which was sent to shareholders in connection with the listed proposals (the “Proxy Statement”).
The undersigned shareholder(s) of Mountain National Bancshares, Inc., a Tennessee corporation (the “Company”), hereby appoints Dwight B. Grizzell or Michael L. Brown, or any of them, as Proxy, with full power of substitution, to act for and in the name of the undersigned to vote, as designated below, the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 18, 2010 at 10:00 a.m., local time, at the Company’s operations center located at 2025 Red Bank Road, Sevierville, Tennessee 37876 and at any adjournment or postponement thereof:
1.	PROPOSAL TO ELECT THE THREE (3) PERSONS LISTED BELOW TO SERVE AS CLASS I DIRECTORS OF MOUNTAIN NATIONAL BANCSHARES, INC. FOR A THREE-YEAR TERM:

	For	Withhold Authority
	Votes	Votes
Gary A. Helton	_____	_____
Jeffrey J. Monson	_____	_____
Charlie R. Johnson	_____	_____
Note: The number of votes you may cast is determined by multiplying the number of shares you own times three. These votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates.
2.
PROPOSAL TO AMEND THE COMPANY’S CHARTER TO AUTHORIZE A CLASS OF BLANK CHECK PREFERRED STOCK, CONSISTING OF ONE MILLION (1,000,000) AUTHORIZED SHARES, WHICH MAY BE ISSUED IN ONE OR MORE SERIES, WITH SUCH RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS AS SHALL BE FIXED BY THE COMPANY’S BOARD OF DIRECTORS.

FOR	AGAINST	ABSTAIN

3.	RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR.

FOR	AGAINST	ABSTAIN

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS DISCRETIONARY AUTHORITY.
PLEASE COMPLETE BOTH SIDES, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Dated:                                        , 2010

PLEASE SIGN NAME EXACTLY AS SHOWN ABOVE.

Signature

Signature

, 2010 Date
PLEASE SIGN NAME(S) EXACTLY AS SHOWN ABOVE. NOTE: IF STOCK IS HELD IN THE NAME OF TWO OR MORE PERSONS, ALL MUST SIGN. WHEN SIGNING AS ATTORNEY, TRUSTEE, ADMINISTRATOR, EXECUTOR OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.